SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Aug. 18, 2011

_______________________

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Minnesota Electric Rate Case
In November 2010, Northern States Power Company (NSP-Minnesota), a Minnesota corporation filed a request with the Minnesota Public Utilities Commission (MPUC) to increase annual electric rates in Minnesota for 2011 by approximately $150 million, or an increase of 5.62 percent.  The rate filing is based on a 2011 forecast test year and included a requested return on equity (ROE) of 11.25 percent, an electric rate base of approximately $5.6 billion and an equity ratio of 52.56 percent.  NSP-Minnesota requested an additional increase of $48.3 million or 1.81 percent effective Jan. 1, 2012, to address certain known and measurable cost increases in 2012.

The MPUC approved an interim rate increase of $123 million, subject to refund, effective Jan. 2, 2011.  The interim rates will remain in effect until the MPUC makes its final decision on the case.

In May 2011, NSP-Minnesota revised its rate increase request to approximately $126.4 million or 4.7 percent for 2011, largely due to a revised requested ROE of 10.85 percent.  NSP-Minnesota also reduced its requested increase for 2012 to $44.7 million. The Department of Energy Resource (DOER) (formerly the Office of Energy Security or OES) recommended a $58 million rate increase, based on a 10.37 percent ROE and a $31 million adjustment for income taxes related to bonus depreciation.  The Office of Attorney General (OAG) and the Xcel Large Industrial Group recommended a rate reduction and refund of depreciation reserves and reductions to or elimination of incentive compensation costs.  The OAG recommended refunding the liability associated with retiree medical benefits.

At the hearings in June 2011, NSP-Minnesota resolved differences with the DOER on income taxes and sales forecast.  NSP-Minnesota also made an adjustment to bad debt and incentive compensation expense.  As a result of these adjustments, NSP-Minnesota revised its requested rate increase to $122.8 million. The DOER revised its recommended rate increase to approximately $84.7 million, reflecting these same changes. The primary differences between the NSP-Minnesota requested rate increase and the DOER updated recommendation are associated with the ROE and incentive compensation issues.    The DOER recommended an additional rate increase of $34 million in 2012.  In the second quarter of 2011, NSP-Minnesota recorded a provision for revenue subject to refund of approximately $15 million, which should be sufficient to address an outcome that is more consistent with the DOER position than NSP-Minnesota’s position on various issues.  NSP-Minnesota cannot predict the ultimate outcome of this pending regulatory proceeding.  The MPUC decision is expected in the fourth quarter of 2011.

On Aug. 25, 2011, NSP-Minnesota submitted supplemental testimony, revising its requested rate increase to approximately $122 million for 2011 and a step increase of approximately $29 million for 2012.  This represents a total rate increase of $151 million.  The revisions are due to NSP-Minnesota’s expected delays in obtaining the license amendment in 2011 as well as a decision to delay implementation of the remainder of Monticello life cycle management/extended power uprate project work from the fall of 2011 to an expected fall of 2012 outage.  The revised license timing results from a delay in NSP-Minnesota’s ability to submit data related to the NRC from the Boiling Water Reactor Owners Group (BWROG) report regarding the uncertainty associated with the hydraulic margins of the pumps that supply cooling water to the reactor in the unlikely event of an emergency. In addition, NSP-Minnesota’s decision is also based upon its determination that new pumps needed to accomplish the uprates failed to meet performance specifications during testing and will require additional rework or rebuilding prior to installation.   This delay will also impact rate increase requests in proceedings in North Dakota, South Dakota and Wisconsin.

North Dakota Electric Rate Case
In December 2010, NSP-Minnesota filed a request with the North Dakota Public Service Commission (NDPSC) to increase 2011 electric rates in North Dakota by approximately $19.8 million, or an increase of 12 percent.  The rate filing is based on a 2011 forecast test year and includes a requested return on equity (ROE) of 11.25 percent, an electric rate base of approximately $328 million and an equity ratio of 52.56 percent.  NSP-Minnesota requested an additional increase of $4.2 million, or 2.6 percent, effective Jan. 1, 2012, to address certain known and measurable cost increases in 2012.

In May 2011, NSP-Minnesota revised its rate request to approximately $18.0 million, or an increase of 11 percent for 2011, and $2.4 million, or 1.4 percent, for the additional increase in 2012, due to the termination of the Merricourt wind project.

The NDPSC approved an interim rate increase of approximately $17.4 million, subject to refund, effective Feb. 18, 2011.  The interim rates will remain in effect until the NDPSC makes its final decision on the case, which is anticipated in the first quarter of 2012.

On Aug. 18, 2011, the NDPSC Staff filed direct testimony recommending a 2011 rate increase of $11.4 million and a 2012 rate increase of $2.3 million.  The primary difference between NSP-Minnesota’s filing request and the Staff’s recommendation is due to a lower ROE recommendation.  NSP-Minnesota’s filing recommended an ROE of 11.25 percent, while Staff is recommending 9.55 percent, which results in $4.6 million of the difference.

The remaining schedule is listed below:

•	Rebuttal testimony due Sept. 20, 2011; and
•	Evidentiary hearings due Oct. 18-21, 2011.

Except for the historical statements contained in this 8-K, the matters discussed herein, including the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.  Actual results may vary materially.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy and its subsidiaries to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy and NSP-Minnesota have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; or imposed environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; availability of cost of capital; employee work force factors; and the other risk factors listed from time to time by Xcel Energy and NSP-Minnesota in reports filed with the Securities and Exchange Commission (SEC), including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy’s and NSP-Minnesota’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aug. 26, 2011	Xcel Energy Inc.
(a Minnesota corporation)
Northern States Power Company
(a Minnesota corporation)

/s/ DAVID M. SPARBY
David M. Sparby
Vice President and Chief Financial Officer